Exhibit 99.3
INTEGRATED DEVICE TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On December 7, 2015 (“Acquisition Date”), pursuant to the terms of the previously announced Share Purchase and Transfer Agreement, dated as of October 23, 2015 (the “Purchase Agreement”), by and among Integrated Device Technology, Inc., a Delaware corporation (the “Company” or “IDT”), Integrated Device Technology Bermuda Ltd., a Bermuda company and a wholly owned subsidiary of IDT (“Acquisition Sub”), Global ASIC GmbH, ELBER GmbH and Freistaat Sachsen (collectively, the “Sellers”), Acquisition Sub completed its purchase of all of the outstanding no-par-value shares of Zentrum Mikroelektronik Dresden AG, a German stock corporation (“ZMDI”), from the Sellers in exchange for an aggregate cash purchase price of €282.4 million or equivalent of US $307 million using the US/Euro closing exchange rate on December 7, 2015 (the “Acquisition”). ZMDI has become a wholly owned subsidiary of Acquisition Sub.

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of IDT and ZMDI after giving effect to the Acquisition and applying the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred on September 27, 2015. The unaudited pro forma condensed combined statements of operations for the six months ended September 27, 2015 and the twelve months ended March 29, 2015 are presented as if the Acquisition had occurred on March 31, 2014.

As IDT has a fiscal year ending on the Sunday closest to March 31 and ZMDI has a fiscal year ending on December 31, the unaudited pro forma condensed combined balance sheet combines the historical balances of IDT as of September 27, 2015 with the historical balances of ZMDI as of June 30, 2015, plus pro forma adjustments. In addition, the unaudited pro forma condensed combined statements of operations combine the historical results of IDT for the fiscal year ended March 29, 2015 and for the six months ended September 27, 2015 with the historical results of ZMDI for the twelve months ended December 31, 2014 and the six months ended June 30, 2015, respectively, plus pro forma adjustments.
ZMDI’s historical consolidated financial statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), which differ in certain respects from the accounting principles generally accepted in the United States of America (“U.S. GAAP”). For purposes of preparing the unaudited pro forma condensed combined financial statement, certain adjustments were made to ZMDI’s financial statements to convert those from IFRS to U.S. GAAP as well as reclassifications to conform ZMDI’s historical accounting presentation to IDT’s accounting presentation. Adjustments were also made to translate ZMDI’s financial statements from euro to U.S. dollars based on applicable historical exchange rates, which may differ from future exchange rates. The unaudited pro forma condensed combined financial statements do not assume or give effect to any differences in accounting policies, as such differences were not material. Details of adjustments are described in Note 5 below.
Pursuant to the purchase method of accounting, the purchase price paid by IDT in connection with the Acquisition has been preliminarily allocated to assets acquired and liabilities assumed based on their respective fair values. IDT’s management has determined the preliminary fair value of the intangible assets and tangible assets acquired and liabilities assumed at the pro forma combined balance sheet date. Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed are recorded as goodwill. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values, the actual amounts recorded may differ materially from the information presented.
The pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition had been completed on the dates indicated, nor are they indicative of future operating results or financial position.
The unaudited pro forma condensed combined financial statements do not reflect:

•	the costs to integrate the operations of IDT and ZMDI;

•	any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition; or

•	the costs necessary to achieve any such cost savings, operating synergies and revenue enhancements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (a) the accompanying notes to the unaudited pro forma condensed combined financial statements and (b) ZMDI’s historical consolidated financial statements and notes thereto filed herewith and IDT’s Annual Report on Form 10-K for the fiscal year ended March 29, 2015 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2015 and other filings with the Securities and Exchange Commission.

INTEGRATED DEVICE TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 27, 2015
(In thousands)

	IDT Historical September 27, 2015	ZMDI Historical June 30, 2015	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$91,557	$6,329	$—		$97,886
Short-term investments	467,364	—	(307,030)	A	160,334
Accounts receivable, net	63,373	4,468	—		67,841
Inventories	43,946	10,394	9,430	B	63,770
Income tax receivable	165	—	—		165
Prepayments and other current assets	14,930	2,446	—		17,376
Total current assets	681,335	23,637	(297,600)		407,372
Property, plant and equipment, net	64,890	8,599	—		73,489
Goodwill	135,644	189	191,137	C	326,970
Other intangible assets, net	12,983	413	125,787	D	139,183
Deferred non-current tax assets	643	6,708	(6,708)	E	643
Loans to shareholder	—	13,180	(13,180)	F	—
Other assets	24,844	8	—		24,852
Total Assets	$920,339	$52,734	$(564)		$972,509
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	31,730	4,215	—		35,945
Accrued compensation and related expenses	27,492	3,338	—		30,830
Deferred income on shipments to distributors	11,476	—	—		11,476
Current portion of long-term debt	—	7,651	—		7,651
Deferred tax liabilities	1,629	—	—		1,629
Other current liabilities	11,305	3,691	2,195	G	17,191
Total current liabilities	83,632	18,895	2,195		104,722
Deferred tax liabilities	1,135	—	23,467	E	24,602
Long-term income tax payable	226	839	—		1,065
Long-term debt	—	8,627	—		8,627
Other long-term liabilities	19,619	342	—		19,961
Total liabilities	104,612	28,703	25,662		158,977
Common stock	1,359,655	40,853	(40,853)	H	1,359,655
Accumulated and other comprehensive income	(4,474)	2,409	(2,409)	I	(4,474)
Retained earnings (accumulated deficit)	(539,454)	(19,231)	17,036	J	(541,649)
Total liabilities and stockholders' equity	$920,339	$52,734	$(564)		$972,509
See accompanying notes to unaudited pro forma condensed combined financial statements.

INTEGRATED DEVICE TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED SEPTEMBER 27, 2015
(In thousands)

	IDT Historical Six months Ended September 27, 2015	ZMDI Historical Six months Ended June 30, 2015	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Revenues	$330,405	$36,536	$—		$366,941
Cost of revenues	124,625	14,769	5,504	K	144,898
Gross profit	205,780	21,767	(5,504)		222,043
Operating expenses:
Research and development	69,055	8,965	—		78,020
Selling, general and administrative	57,370	13,010	3,173	K	73,533
Total operating expenses	126,425	21,775	3,173		151,573
Operating income	79,355	(208)	(8,677)		70,470
Interest income and other, net	2,834	813	(1,290)	L	2,357
Income (loss) from continuing operations before income taxes	82,189	605	(9,967)		72,827
Provision (benefit) for income taxes	1,046	(1,997)	(505)	M	(1,456)
Net income (loss) from continuing operations	$81,143	$2,602	$(9,462)		$74,283
Basic net income (loss) per share - continuing operations	$0.55				$0.50
Diluted net income (loss) per share - continuing operations	$0.53				$0.49
Weighted average shares:
Basic	148,058				148,058
Diluted	152,997				152,997

See accompanying notes to unaudited pro forma condensed combined financial statements.

INTEGRATED DEVICE TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED MARCH 29, 2015
(In thousands)

	IDT Historical Year Ended March 29, 2015	ZMDI Historical Year Ended December 31, 2014	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Revenues	$572,905	$81,165	$—		$654,070
Cost of revenues	227,601	35,713	22,054	B,K	285,368
Gross profit	345,304	45,452	(22,054)		368,702

Operating expenses:
Research and development	127,688	22,098	—		149,786
Selling, general and administrative	106,469	26,348	14,950	K	147,767
Total operating expenses	234,157	48,446	14,950		297,553
Operating income	111,147	(2,994)	(37,004)		71,149
Interest income and other, net	4,791	1,712	(2,579)	L	3,924
Income (loss) from continuing operations before income taxes	115,938	(1,282)	(39,583)		75,073
Provision (benefit) for income taxes	1,357	13	(11,882)	M	(10,512)
Net income (loss) from continuing operations	114,581	(1,295)	(27,701)		85,585
Discontinued operations:
Gain from divestiture	16,840	—	—		16,840
Loss from discontinued operations before income taxes	(37,237)	—	—		(37,237)
Benefit from income taxes	275	—	—		275
Net income (loss) from discontinued operations	(20,672)	—	—		(20,672)
Net income (loss)	$93,909	$(1,295)	$(27,701)		$64,913
Basic net income (loss) per share - continuing operations	$0.77				$0.58
Basic net income (loss) per share - discontinued operations	(0.14)				(0.14)
Basic net income (loss) per share	$0.63				$0.44
Diluted net income (loss) per share - continuing operations	$0.74				$0.56
Diluted net income (loss) per share - discontinued operations	(0.13)				(0.13)
Diluted net income (loss) per share	$0.61				$0.43
Weighted average shares:
Basic	148,714				148,714
Diluted	153,983				153,983

See accompanying notes to unaudited pro forma condensed combined financial statements.

INTEGRATED DEVICE TECHNOLOGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(All tabular dollar amounts in thousands)
Note 1. Description of Transaction

On December 7, 2015 (“Acquisition Date”), pursuant to the terms of the previously announced Share Purchase and Transfer Agreement, dated as of October 23, 2015 (the “Purchase Agreement”), by and among Integrated Device Technology, Inc., a Delaware corporation (the “Company” or “IDT”), Integrated Device Technology Bermuda Ltd., a Bermuda company and a wholly owned subsidiary of IDT (“Acquisition Sub”), Global ASIC GmbH, ELBER GmbH and Freistaat Sachsen (collectively, the “Sellers”), Acquisition Sub completed its purchase of all of the outstanding no-par-value shares of Zentrum Mikroelektronik Dresden AG, a German stock corporation (“ZMDI”), from the Sellers in exchange for an aggregate cash purchase price of €282.4 million or equivalent of US $307 million using the US/Euro closing exchange rate on December 7, 2015 (the “Acquisition”). ZMDI has become a wholly owned subsidiary of Acquisition Sub.
IDT funded the transaction using its existing cash and short-term investment resources.
Note 2. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of IDT and ZMDI after giving effect to the Acquisition using the purchase method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and applying the assumptions and adjustments described in these notes. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred on September 27, 2015. The unaudited pro forma condensed combined statements of operations for the six months ended September 27, 2015 and the twelve months ended March 29, 2015 are presented as if the Acquisition had occurred on March 31, 2014.
As IDT has a fiscal year ending on the Sunday closest to March 31 and ZMDI has a fiscal year ending on December 31, the unaudited pro forma condensed combined balance sheet combines the historical balances of IDT as of September 27, 2015 with the historical balances of ZMDI as of June 30, 2015, plus pro forma adjustments. In addition, the unaudited pro forma condensed combined statements of operations combine the historical results of IDT for the fiscal year ended March 29, 2015 and for the six months ended September 27, 2015 with the historical results of ZMDI for the twelve months ended December 31, 2014 and the six months ended June 30, 2015, respectively, plus pro forma adjustments.
ASC Topic 820, Fair Value Measurement, defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, IDT may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect IDT’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Pursuant to the purchase method of accounting, the purchase price has been preliminarily allocated to assets acquired and liabilities assumed based on their respective fair values. IDT’s management has determined the preliminary fair value of the intangible assets and tangible assets acquired and liabilities assumed at the unaudited pro forma condensed combined balance sheet date. Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed are recorded as goodwill. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values, the actual amounts recorded may differ materially from the information presented. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items. There were no significant intercompany transactions between IDT and ZMDI as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements have been prepared in a manner consistent with the accounting policies and presentation adopted by IDT in conformity with U.S. GAAP. Details of pro forma adjustments are described in Note 6 below.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition had been completed on the dates indicated, nor are they indicative of future operating results or financial position. The unaudited pro forma adjustments are directly attributable to the Acquisition and are factually supportable. Any nonrecurring items directly attributable to the Acquisition are included in the pro forma balance sheet but not in the unaudited pro forma statements of operations. In contrast, any nonrecurring items that were already included in IDT’s or ZMDI’s historical consolidated financial statements that are not related to the Acquisition have not been eliminated. In addition, the unaudited pro forma condensed combined statements of operations adjustments give effect to only those matters that are expected to have a continuing impact on the operating results of the combined company. The unaudited pro forma adjustments are based upon available information and certain assumptions that IDT believes are reasonable.
The unaudited pro forma condensed combined financial statements do not reflect:

•	the costs to integrate the operations of IDT and ZMDI;

•	any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition; or

•	the costs necessary to achieve any such cost savings, operating synergies and revenue enhancements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (a) the accompanying notes to the unaudited pro forma condensed combined financial statements (b) ZMDI’s historical consolidated financial statements and notes thereto filed herewith (c) IDT’s Annual Report on Form 10-K for the fiscal year ended March 29, 2015 (d) IDT’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2015 and other filings with the Securities and Exchange Commission.
ZMDI’s historical consolidated financial statements and related notes (“ZMDI’s financial statements”) were prepared in accordance with IFRS, which differ in certain respects from U.S. GAAP. For purposes of preparing the unaudited pro forma condensed combined financial statement, certain adjustments were made to ZMDI’s financial statements to convert those from IFRS to U.S. GAAP as well as reclassifications to conform ZMDI’s historical accounting presentation to IDT’s accounting presentation. Details of adjustments to ZMDI’s financial statements are described in Note 5 below.
IDT has used the following historical exchange rates to translate ZMDI’s financial statements and calculate certain adjustments to the unaudited pro forma financial statements from Euro to U.S. dollars:

Average daily closing exchange rate for the six months ended June 30, 2015:	US$1.1174/€1
Average daily closing exchange rate for the year ended December 31, 2014:	US$1.3292/€1
Average daily closing exchange rate for the six months ended September 27, 2015:	US$1.1087/€1
Average daily closing exchange rate for the year ended March 29, 2015:	US$1.2715/€1
Closing exchange rate as of June 30, 2015:	US$1.1245/€1
Closing exchange rate as of December 7, 2015:	US$1.0874/€1
Unless indicated otherwise in the notes to the pro formas, IDT has applied the applicable enacted statutory tax rates in Germany for the respective dates and periods. Accordingly, IDT has used a tax rate of 31 percent to calculate the acquisition-related adjustments to the pro forma balance sheet, the first half of FY2016 pro forma statements of earnings, and the FY2015 pro forma statement of earnings. These rates may be subject to change and may not be reflective of IDT’s effective tax rate for future periods after consummation of the Acquisition.
Note 3. Preliminary Estimated Acquisition Consideration
The preliminary fair value of consideration transferred to acquire ZMDI on the Acquisition Date was approximately $307.0 million. IDT funded the transaction with the cash on hand of the Acquisition Sub.

Note 4. Preliminary Estimated Purchase Price Allocation
The allocation of the preliminary purchase price is as follows:

(in thousands)	Fair Value
Cash	$6,329
Accounts receivable	4,468
Inventories	19,823
Property, plant and equipment, net	8,599
Other assets	2,454
Intangible assets	126,200
Goodwill	191,326
Accounts Payable	(4,215)
Accrued and other current liabilities	(14,679)
Loans payable	(8,627)
Deferred tax liability	(23,467)
Other long term liabilities	(1,181)
Total purchase price	$307,030

The goodwill is primarily attributable to the assembled workforce of ZMDI and synergies and economies of scale expected from combining the operations of IDT and ZMDI. Because the Acquisition was structured as a stock acquisition for income tax purposes, none of the asset step-up or asset recognition required by purchase accounting, including the goodwill described above, is deductible for tax purposes.

The following table summarizes the estimated fair value of the intangible assets acquired and their estimated useful lives as of the date of Acquisition:

	Estimated Fair Value December 7, 2015	Estimated Useful Life
Developed technology	$75,600	7
Customer contracts and related relationships	44,000	7
Order backlog	5,800	1
Trade names and trademarks	800	1
Total	$126,200
The preliminary estimates of fair value and useful life will likely be different from the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

Note 5. Preliminary Unaudited Adjustments to ZMDI’s Financial Statements to Convert from IFRS to U.S. GAAP

Unaudited adjusted ZMDI Balance Sheet
As of June 30, 2015
		Reclassifications and IFRS to U.S. GAAP Adjustments (in EUR)
(In thousands)	ZMDI Historical IFRS (in EUR)	Reclassifications between line items	Capitalized R&D Expense	Tax Impact	ZMDI U.S. GAAP (in EUR)	ZMDI U.S. GAAP (in USD)
Assets		(a)	(b)	( c )
Current assets:
Cash and cash equivalents	€5,628	€—	€—	€—	€5,628	$6,329
Accounts receivable, net	3,973	—	—	—	3,973	4,468
Inventories	17,934	—	(8,691)	—	9,243	10,394
Income tax receivable	—	—	—	—	—	—
Prepayments and other current assets	2,175	—	—	—	2,175	2,446
Total current assets	29,710	—	(8,691)	—	21,019	23,637
Property, plant and equipment, net	7,302	7,080	(6,735)	—	7,647	8,599
Goodwill	—	168	—	—	168	189
Other intangible assets, net	7,615	(7,248)		—	367	413
Deferred non-current tax assets	5,965	—	—	—	5,965	6,708
Loans to shareholder	11,721	—	—	—	11,721	13,180
Other assets	7	—	—	—	7	8
Total Assets	€62,320	€—	€(15,426)	€—	€46,894	$52,734
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	€3,748	€—	€—	€—	€3,748	$4,215
Accrued compensation and related expenses	—	2,968	—	—	2,968	3,338
Liabilities to banks	5,826	(5,826)	—	—	—	—
Liabilities from finance leases	978	(978)	—	—	—	—
Current portion of long-term debt	—	6,804	—	—	6,804	7,651
Deferred tax liabilities	121	(121)	—	—	—	—
Other current liabilities	6,129	(2,847)	—	—	3,282	3,691
Total current liabilities	16,802	—	—	—	16,802	18,895
Long-term income tax payable	—	—	—	746	746	839
Liabilities to banks	5,978	(5,978)	—	—	—	—
Liabilities from finance leases	1,694	(1,694)	—	—	—	—
Long-term debt	—	7,672	—	—	7,672	8,627
Other long-term liabilities	304	—	—	—	304	342
Total liabilities	24,778	—	—	746	25,524	28,703
Common Stock	—	36,330	—	—	36,330	40,853
Capital Stock	15,750	(15,750)	—	—	—	—
Capital reserves	20,580	(20,580)	—	—	—	—
Accumulated and other comprehensive income	2,142	—	—	—	2,142	2,409
Retained earnings (accumulated deficit)	(930)	—	(15,426)	(746)	(17,102)	(19,231)
Total liabilities and stockholders' equity	€62,320	€—	€(15,426)	€—	€46,894	$52,734

Unaudited adjusted ZMDI Statement of Operations
Six months ended June 30, 2015

		Reclassifications and IFRS to U.S. GAAP Adjustments (in EUR)
	ZMDI Historical IFRS (in EUR)	Reclassifications between line items	Capitalized R&D Expense	ZMDI U.S. GAAP (in EUR)	ZMDI U.S. GAAP (in USD)
		(a)	(b)
Revenues	€32,697	€—	€—	€32,697	$36,536
Changes in inventories of finished goods and work in progress	513	(513)	—	—	—
Other own work capitalized	(1,470)	1,470	—	—	—
Cost of materials	10,489	(10,489)	—	—	—
Amortization and impairments of intangible assets and depreciation and impairments of property, plant and equipment	1,779	(1,779)	—	—	—
Cost of revenues	—	13,217	—	13,217	14,769
Gross profit	21,386	(1,906)	—	19,480	21,767
Operating expenses:				—
Personnel expenses	14,903	(14,903)	—	—	—
Other operating expenses	7,156	(7,156)	—	—	—
Research and development	—	7,248	775	8,023	8,965
Selling, general and administrative	—	11,643	—	11,643	13,010
Total operating expenses	22,059	(3,168)	775	19,666	21,975
Operating income (loss)	(673)	1,262	(775)	(186)	(208)
Other operating income	1,944	(1,944)	—	—	—
Investment income	223	(223)	—	—	—
Other interest and similar income	1	(1)	—	—	—
Interest and similar expenses	(178)	178	—	—	—
Interest income and other, net	—	728	—	728	813
Income (loss) from continuing operations before income taxes	1,317	—	(775)	542	605
Benefit from income taxes	(1,787)	—	—	(1,787)	(1,997)
Net income (loss) from continuing operations	€3,104	€—	€(775)	€2,329	$2,602

Unaudited adjusted ZMDI Statement of Operations
Year ended December 31, 2014

		Reclassifications and IFRS to U.S. GAAP Adjustments (in EUR)
	ZMDI Historical IFRS (in EUR)	Reclassifications between line items	Capitalized R&D Expense	ZMDI U.S. GAAP (in EUR)	ZMDI U.S. GAAP (in USD)
		( a )	( b )
Revenues	€61,063	€—	€—	€61,063	$81,165
Changes in inventories of finished goods and work in progress	(2,360)	2,360	—	—	—
Other own work capitalized	(2,361)	2,361	—	—	—
Cost of materials	24,712	(24,712)	—	—	—
Amortization and impairments of intangible assets and depreciation and impairments of property, plant and equipment	4,261	(4,261)	—	—	—
Cost of revenues	—	26,868	—	26,868	35,713
Gross profit	36,811	(2,616)	—	34,195	45,452
Operating expenses:
Personnel expenses	27,588	(27,588)	—	—	—
Other operating expenses	12,935	(12,935)	—	—	—
Research and development	—	16,017	608	16,625	22,098
Selling, general and administrative	—	19,822	—	19,822	26,348
Total operating expenses	40,523	(4,684)	608	36,447	48,446
Operating loss	(3,712)	2,068	(608)	(2,252)	(2,994)
Other operating income	3,138	(3,138)	—	—	—
Investment income	452	(452)	—	—	—
Other interest and similar income	3	(3)	—	—	—
Profit from joint ventures	128	(128)	—	—	—
Interest and similar expenses	(365)	365	—	—	—
Interest income and other, net	—	1,288	—	1,288	1,712
Loss from continuing operations before income taxes	(356)	—	(608)	(964)	(1,282)
Provision from income taxes	10	—	—	10	13
Net income (loss) from continuing operations	€(366)	€—	€(608)	€(974)	$(1,295)
The unaudited adjusted condensed financial statements above illustrate the impact of adjustments made to ZMDI's historical financial statements presented in accordance with IFRS, in order to present them on a basis consistent with IDT's accounting presentation under U.S. GAAP. These adjustments reflect IDT's best estimates based upon the information currently available to IDT, and could be subject to change once more detailed information is obtained. Average daily closing exchange rates for the six months ended June 30, 2015 and for the year ended December 31, 2015 were used to translate ZMDI’s financial statements from euro to U.S. dollars.

(a)	Certain items presented by ZMDI under IFRS have been reclassified in order to align with the presentation used by IDT under U.S. GAAP.

Reclassifications to the balance sheet presentation include:
• bank loan and capital leases are included as part of long term debt; and
• separate disclosure of goodwill on the face of the balance sheet; and

•	separate disclosure of accrued employee costs on the face of the balance sheet; and

•	software are included as part of fixed asset rather than part of intangible; and

•	capital stock and capital reserve are presented as single line item rather than separate line items

Reclassifications to the statement of operations presentation include:

•
presentation of costs on a functional basis (cost of sales and selling, general and administrative expenses), rather than on a type basis (cost of material, depreciation, personnel expenses, etc) and a single line item for operating expenses; and

•	presentation of other operating income as single line item rather than separate disclosure of each type of income and expenses on the face of the statement of operations.

(b)
Under U.S GAAP, general research & development (R&D) expenses are not capitalized, whereas under IFRS are capitalized and amortized over 3 to 4 years. As a result, decreases of €8.7 million and €6.7 million are included in the balance sheet as of June 30, 2015 for inventories and fixed assets, respectively. In addition, a €0.6 million and €0.8 million increase to R&D expense is included in the statement of operations for the reversal of capitalization and amortization for the year ended December 31, 2014 and six month period ended June 30, 2015, respectively.

(c)
Under U.S. GAAP, for uncertain tax positions (“UTP”), a two-step recognition and measurement approach is prescribed to determining the amount of tax benefit to recognize in the financial statements. The recognition step is to determine whether it is more likely than not that each income tax position would be sustained upon audit. The measurement step is to estimate and measure the tax benefit as the amount that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority. Under IFRS, recognition is based on whether it is probable that an outflow of economic resources will occur. Measurement is based on an expected value or single best estimate of the most likely outcome. As a result of these differences, an increase to long-term income tax payables of € 0.7 million is included in the balance sheet as of June 30, 2015.

Note 6. Preliminary Unaudited Pro Forma Financial Statement Adjustments
IDT has used the following historical exchange rates to translate ZMDI’s financial statements and calculate certain adjustments to the pro forma financial statements from Euro to U.S. dollars:

Average daily closing exchange rate for the six months ended September 27, 2015:	US$1.1087/€1
Average daily closing exchange rate for the year ended March 29, 2015:	US$1.2715/€1
Closing exchange rate as of June 30, 2015:	US$1.1245/€1
Closing exchange rate as of December 7, 2015:	US$1.0874/€1

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

A	Total cash consideration	$(307,030)
B	Adjustment and amortization for step-up in fair value of inventory acquired as part of ZMDI	$9,430
C	Adjustment to goodwill
	To eliminate ZMDI historical book value of goowill	$(189)
	To record the goodwill associated with the ZMDI acquisition	191,326
		$191,137
D	Adjustments in acquired intangibles assets, net
	To eliminate ZMDI historical book value of intangible assets	$(413)
	To record the fair value of ZMDI identifiable intangible assets	126,200
		$125,787
E	Adjustment to tax related line items
	To reclassify the deferred tax asset to net against the deferred tax liability	$(6,708)
	To record the net DTL with DTA associated with the ZMDI acquisition - long term	$23,467
F	To eliminate the loan received from share holder immediately prior to the Acquisition.	$(13,180)
G	Adjustments to record IDT transaction accrued expenses and adjust fair value of Other current liabilities
	To accrue transaction expense occurred by IDT	$2,005
	To accrue transaction expense occurred by ZMDI	190
		$2,195
H	To eliminate ZMDI's common stock	$(40,853)
I	To eliminate ZMDI historical accumulated other comprehensive loss	$(2,409)
J	Adjustments in accumulated deficit
	To eliminate ZMDI historical retained earnings	$19,231
	Adjustments to record accrued expenses for acquisition	(2,195)
		$17,036
K	Adjustments to amortization of intangibles from acquisitions.
	For the year ended December 31, 2014
	To eliminate historical amortization from intangibles from acquisitions
	Selling, general and administrative	$(86)
	To record amortization of identified intangibles acquired from ZMDI
	Cost of revenues	$12,624
	Selling, general and administrative	$15,036
	For six month ended June 30, 2015
	To eliminate historical amortization from intangibles from acquisitions
	Selling, general and administrative	$(35)
	To record amortization of identified intangibles acquired from ZMDI
	Cost of revenues	$5,504
	Selling, general and administrative	$3,207
L
The acquisition was funded through the use of approximately $307.0 million of cash held by IDT at the time of acquisition. Adjustments were made in the Pro Forma Financial Information to reduce interest income by an estimated amount of interest income that will be lost because of lower invested fund balances. A 0.84% rate of return was assumed based upon recent yields earned by IDT.

	Cash on hand	$307,030
	Interest rate	0.84%
	Interest income for year ended March 29, 2015	$2,579
	Interest income for 6 months ended September 27, 2015	$1,290
M
Adjustments to record the preliminary tax benefit on the preliminary adjusted pre-tax loss of ZMDI. IDT has used a tax rate of 31 percent to calculate the financing and acquisition-related adjustments. The tax rate may not be reflective of IDT’s effective tax rate for future periods after consummation of the Acquisition.

7. Pro Forma Combined Net Income per Share
The pro forma basic and diluted net income/(loss) per share presented in our unaudited pro forma condensed combined statement of operations is computed based on the weighted-average number of shares outstanding.

	Six Months Ended September 27, 2015	Year Ended March 29, 2015
Net income from continuing operations attributable to IDT shareholders, basic and diluted as reported	$81,143	$114,581
Net loss from continuing operations attributable to ZMDI shareholders and other pro forma adjustments	(6,860)	(28,996)
Net income/(loss) from continuing operations attributable to parent entity shareholders, basic and diluted as combined	$74,283	$85,585
Pro forma weighted average shares outstanding, basic	148,058	148,714
Net effect of dilutive equity awards	4,939	5,269
Pro forma weighted average shares outstanding, diluted	152,997	153,983
Pro forma net income/(loss) from continuing operations per share:
Basic	$0.50	$0.58
Diluted	$0.49	$0.56